Exhibit 4.5

Execution Version

THIRD AMENDMENT

TO

FIRST AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and effective as of the 31st day of July, 2017 (the “Effective Date”), by and among nCino, Inc., a Delaware corporation (the “Company”) and the Investors (as defined in the Agreement, as defined below) party hereto (collectively with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and certain of the Investors had previously entered into that certain First Amended and Restated Investors’ Rights Agreement, dated as of February 12, 2015, as amended by that certain First Amendment to First Amended and Restated Investors’ Rights Agreement, dated May 25, 2016, and that certain Second Amendment to First Amended and Restated Investors’ Rights Agreement, dated November 23, 2016 (the “Agreement”).

WHEREAS, the Parties wish to (1) expand the definition of “Registrable Securities”, as defined in the Agreement, to include the shares of Common Stock (as defined in the Agreement) issued by the Company pursuant to that certain Common Stock Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”), by and among the Company and the Purchasers listed on Exhibit A thereto, and (2) establish board observer rights for salesforce.com, inc., a Delaware corporation (“SFDC”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

AGREEMENT

1.        Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.        Amendment.

a.	The Parties hereby agree to amend the Agreement by amending and restating Section 1.22 in its entirety as follows:

“1.22        “Registrable Securities” means (i) any Common Stock issued to, or purchased by, the Investors pursuant to (A) the Purchase Agreement, (B) that certain Purchase and Sale Agreement dated as of February 12, 2015 by and among the Insight Investors, SunTrust Banks, Inc. (or any affiliates thereof), the Company and Live Oak Bancshares, Inc., (C) that certain Common Stock Purchase Agreement dated as of May 25, 2016, by and among the Company and the Purchasers listed on Exhibit A thereto (the “2016 Primary Purchase Agreement”), (D) that certain Purchase and Sale Agreement dated as of May 25, 2016, by and among the Company and the stockholders and Purchaser listed on Exhibit A thereto (the “2016 Secondary Purchase Agreement”), (E) that certain Common Stock Purchase Agreement dated as of January 28, 2014 by and between the Company and the Investors listed on Exhibit A thereto, (F) that certain Offer to Purchase and Letter of Transmittal distributed to certain stockholders of the Company by the Insight Investors on or about November 23, 2016 (the “Offer to Purchase”), or (G) that certain Common Stock Purchase Agreement, dated as of July 31, 2017, by and among the Company and the Investors listed on Exhibit A thereto (the “2017 Common Stock Purchase Agreement”); and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

b.	The Parties hereby agree to amend the Agreement by amending and restating Section 6.13 in its entirety as follows:

“6.13        Additional Investors. Notwithstanding anything to the contrary contained herein, any purchaser of shares of Common Stock on or after the date hereof pursuant to the Purchase Agreement, the 2016 Primary Purchase Agreement, the 2016 Secondary Purchase Agreement, the Offer to Purchase or the 2017 Common Stock Purchase Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. Immediately thereafter, Schedule A to this Agreement will be amended to list the new Investors hereunder.”

c.	The Parties hereby agree that a new Section 3.3(c) shall be added to the Agreement as follows:

“(c)        As long as salesforce.com, inc. and its Affiliates (“SFDC”) own not less than 5,142,122 shares of Common Stock (subject to appropriate adjustment for all stock splits, stock dividends and reorganizations), the Company shall invite a representative of SFDC, on behalf of SFDC, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if the Company’s Board of Directors, in good faith, determines that SFDC or its representative is a competitor of the Company. Notwithstanding anything in this Section 3.3(c), SFDC shall not be deemed a competitor of the Company by virtue of its investments in portfolio companies (i) that are not Affiliates of SFDC, and (ii) with which SFDC does not share confidential information of the Company.”

3.        Effect of Amendment. Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement are and shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control.

4.        Counterparts. This Amendment (i) may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document and (ii) may be executed by facsimile or PDF signatures. All counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

NCINO, INC.

By:	/s/ Pierre Naudé
Name:	Pierre Naudé
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS IX, L.P.		INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.		INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND(CAYMAN), L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND(DELAWARE), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SUNTRUST BANKS, INC.

By:	/s/ Jason Trock
Name:	Jason Trock
Title:	Senior Vice President

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALESFORCE.COM, INC.

By:	/s/ John Somorjai
Name:	John Somorjai
Title:	EVP, Corporate Development and Salesforce Ventures

Address:

salesforce.com, inc.

The Landmark @ One Market Street, Suite 300

San Francisco, CA 94105

Attn: John Somorjai, EVP, Corporate Development and Salesforce Ventures